Exhibit 3-7b

                                 AMENDMENT NO. 1
                TO THE TRUST AGREEMENT OF PSE&G CAPITAL TRUST III

      This Amendment No. 1 to the Trust Agreement of PSE&G Capital Trust III (the "Trust"), dated as of March 1, 2004 (this "Amendment"), is entered into among Public Service Electric and Gas Company, a New Jersey corporation, as depositor (the "Depositor"), Wachovia Trust Company, National Association (formerly known as First Union Trust Company, National Association), as trustee (the "Delaware Trustee"), Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the "Property Trustee"), and Mark G. Kahrer, an individual, as trustee.

      WHEREAS, the Depositor, the Property Trustee, First Union Bank of Delaware and Fred F. Saunders entered into a Trust Agreement, dated as of April 19, 1996 (the "Original Trust Agreement"), and a Certificate of the Trust was filed with the Secretary of State of the State of Delaware on April 19, 1996;

      WHEREAS, on December 27, 2001, First Union Bank of Delaware was removed as trustee of the Trust and First Union Trust Company, National Association was appointed as trustee of the Trust;

      WHEREAS, the Property Trustee has changed its name from First Union National Bank to Wachovia Bank, National Association;

      WHEREAS, the Delaware Trustee has changed its name from First Union Trust Company, National Association to Wachovia Trust Company, National Association;

      WHEREAS, the Depositor desires to remove Fred F. Saunders as a trustee of the Trust and to appoint Mark G. Kahrer as an additional trustee of the Trust;

      WHEREAS, Mark G. Kahrer desires to become an additional trustee of the Trust; and

      WHEREAS, to reflect the foregoing, the parties hereto desire to amend the Original Trust Agreement.

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, agree as follows:

                                    AMENDMENT

      1. The undersigned hereby confirm that (i) First Union National Bank has changed its name to Wachovia Bank, National Association, and (ii) First Union Trust Company, National Association has changed its name to Wachovia Trust Company, National Association.

      2. Pursuant to Section 6 of the Trust Agreement, the Depositor hereby removes Fred F. Saunders as a trustee of the Trust and hereby appoints Mark G. Kahrer as an additional
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trustee of the Trust.  Mark G. Kahrer hereby accepts such appointment and agrees to be a trustee of the Trust pursuant to the Trust Agreement.

      3. Each reference in the Trust Agreement to "Business Trust Act" shall be deemed a reference to the "Statutory Trust Act."

                                  MISCELLANEOUS

      1. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

      2. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

      3. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

      4. Except as modified by this Amendment, the Original Trust Agreement will remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS  WHEREOF,  the parties  hereto have caused this Amendment to be duly executed as of the date first above written.

                                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY, as
                                     Depositor

                                     By:  /s/ Morton A. Plawner
                                          --------------------------------------
                                          Name:  Morton A. Plawner
                                          Title:  Vice President and Treasurer

                                     WACHOVIA TRUST COMPANY,
                                     NATIONAL ASSOCIATION,
                                     as Delaware Trustee

                                     By:  /s/ Sterling C. Correia
                                          --------------------------------------
                                          Name:  Sterling C. Correia
                                          Title:  Vice President

                                     WACHOVIA BANK, NATIONAL
                                     ASSOCIATION, as Property Trustee

                                     By:  /s/ Frank Gallagher
                                          --------------------------------------
                                          Name:  Frank Gallagher
                                          Title:  Vice President

                                     /s/ Mark G. Kahrer
                                     -------------------------------------------
                                     Mark G. Kahrer, as Trustee


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